Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
AEROVIRONMENT, INC.
     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 9 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
          FIRST: The name of the Corporation is AeroVironment, Inc. (the “Corporation”).
          SECOND: The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.
          THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is twenty-five million (25,000,000) shares of Common Stock with a par value of $0.001 per share (the “Common Stock”).
          FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
Anthony G. Mauriello	12636 High Bluff Drive, Suite 400
San Diego, CA 92130
          SIXTH: The Corporation is to have perpetual existence.
          SEVENTH:
     1. Limitation of Directors’ Liability. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.
     2. Indemnification of Corporate Agents. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     3. Amendment or Repeal or Modification. From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Section 3 of this Article Seventh.
     4. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation without the vote or assent of the stockholders.
     5. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
     Signed on June 27, 2006

/s/ Anthony G. Mauriello
Anthony G. Mauriello, Incorporator

CERTIFICATE OF CORRECTION
OF
CERTIFICATE OF INCORPORATION
OF
AEROVIRONMENT, INC.
Pursuant to Section 103(f) of the Delaware General Corporation Law, it is hereby certified that:
     1. The name of the corporation (hereinafter called the “Corporation”) is AeroVironment, Inc.
     2. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on the 27th day of June, 2006 and contained the following inaccuracy:
     Articles Fourth of the Certificate of Incorporation erroneously stated the par vale of the Common Stock as being $0.001 per share.
     3. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby corrected as follows:
     “The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is twenty-five million (25,000,000) shares of Common Stock with a par value of $0.0001 per share (the “Common Stock”).”
     4. The Corporation has not elected its officers or directors.
Dated: September 20, 2006

/s/ Anthony G. Mauriello
Anthony G. Mauriello, Incorporator

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
AEROVIRONMENT, INC.
*************
Adopted in accordance with the provisions
of §242 of the General Corporation Law
of the State of Delaware
********
     Stephen C. Wright, being the Vice President, Chief Financial Officer and Secretary of AeroVironment, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
     FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article Fourth in its entirety and substituting in lieu thereof a new Article Fourth, to read as follows:
     “The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is twenty-five million (25,000,000) shares of Common Stock with a par value of $0.0001 per share (the “Common Stock”).
     Effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, a 7.0378-for-1 stock split for each share of Common Stock outstanding or held in treasury immediately prior to such time shall automatically and without any action of the part of the holders thereof occur (the “Stock Split”). The par value of the Common Stock shall remain $0.0001 per share. This conversion shall apply to all shares of Common Stock. No fractional shares of Common Stock shall be issued upon the Stock Split or otherwise. In lieu of any fractional shares of Common Stock to which the stockholder would otherwise be entitled upon the Stock Split, the Corporation shall pay cash equal to such fraction multiplied by the price per share at which the Underwriters intend to initially offer shares of Common Stock for sale to the public pursuant to the Underwriting Agreement proposed to be entered into by the Corporation, the Selling Stockholders (as defined in the Underwriting Agreement) and Goldman, Sachs & Co., as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”).
     All certificates representing shares of Common Stock outstanding immediately prior to the filing of this Certificate of Amendment shall immediately after the filing of this Certificate of Amendment represent instead the number of shares of Common Stock as provided above. Notwithstanding the foregoing, any holder of Common Stock may (but shall not be required to) surrender his, her or its stock certificate or certificates to the Corporation, and upon such surrender the Corporation will issue a certificate for the correct number of shares of Common Stock to which the holder is entitled under the provisions of this Certificate of Amendment.”
     SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.
     THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.
******

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 18th day of January, 2007.

AeroVironment, Inc., a Delaware corporation
By:	/s/ Stephen C. Wright
Stephen C. Wright
Its:	Vice President, Chief Financial Officer and Secretary